UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)	August 1, 2002
ATLANTIC CITY ELECTRIC COMPANY (Exact name of registrant as specified in its charter)
New Jersey (State or other jurisdiction of incorporation)	1-3559 (Commission File Number)	21-0398280 (I.R.S. Employer Identification No.)
800 King Street, P.O. Box 231, Wilmington, DE (Address of principal executive offices)		19899 (Zip Code)
Registrant's telephone number, including area code		(302) 429-3018
(Former Name or Former Address, if Changed Since Last Report)

                                                                                                                           Atlantic City Electric Company
                                                                                                                           Form 8-K
Item 1	Changes in Control of Registrant.

          The registrant is a wholly owned subsidiary of Conectiv ("Conectiv"). On August 1, 2002, Conectiv was acquired by Pepco Holdings, Inc. ("Pepco Holdings") in a transaction pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 9, 2001, among Pepco Holdings (formerly New RC, Inc.), Conectiv and Potomac Electric Power Company ("Pepco"), in which Pepco and Conectiv combined their businesses by merging with acquisition subsidiaries of Pepco Holdings (the "Merger"). As a result of the Merger, Pepco and Conectiv and their respective subsidiaries (including the registrant) each have become subsidiaries of Pepco Holdings.

Item 7	Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits
2.1

Agreement and Plan of Merger, dated as of February 9, 2001, among Pepco, Pepco Holdings and Conectiv (incorporated by reference to Exhibit 2.1 of Conectiv's Current Report on Form 8-K filed February 13, 2001)

10.1

Credit Agreement, dated as of August 1, 2002, among Pepco Holdings, Inc., Potomac Electric Power Company, Delmarva Power & Light Company, Atlantic City Electric Company, Bank One, NA, as agent, and the Lenders named therein (commercial paper back-up facility).

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                                                                                                                           Atlantic City Electric Company
                                                                                                                           Form 8-K

                                                                            Signatures

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 2, 2002 DATE	Atlantic City Electric Company (Registrant) By: JOSEPH M. RIGBY Joseph M. Rigby President and Chief Operating Officer

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